As filed with the Securities and Exchange Commission on March 18, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Dolan Media Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	43-2004527 (I.R.S. Employer Identification No.)
222 South Ninth Street, Suite 2300,
Minneapolis, Minnesota 55402
(612) 317-9420
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
James P. Dolan
Chairman, President and Chief Executive Officer
Dolan Media Company
222 South Ninth Street, Suite 2300
Minneapolis, Minnesota 55402
(612) 317-9420
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copy To:
Walter S. Weinberg
Adam R. Klein
Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
(312) 902-5200

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to	Aggregate Price Per	Aggregate Offering	Amount of
Securities to be Registered	be Registered(1)	Security(2)	Price(2)	Registration Fee
Common Stock, $0.001 par value per share(3)	248,000	$10.02	$2,484,960	$178

(1)	Pursuant to Rule 416 under the Securities Act, the amount to be registered includes an indeterminate number of shares of the registrant’s common stock that may be issuable with respect to these shares by reason of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, based upon the average of the high and low sales prices of the registrant’s common stock as reported on the New York Stock Exchange on March 15, 2010.

(3)	This registration statement includes an indeterminate number of rights to purchase shares of series A junior participating preferred stock issuable under the registrant’s Stockholder Rights Plan. These rights accompany shares of the registrant’s common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 18, 2010

PROSPECTUS

248,000 Shares

DOLAN MEDIA COMPANY

COMMON STOCK

This prospectus relates to the offer and sale from time to time of up to 248,000 shares of our common stock by the selling stockholders identified in this prospectus. We issued these shares to the selling stockholders on December 31, 2009, as partial consideration when we purchased 71,230 common units of our majority-owned subsidiary, American Processing Company, LLC d/b/a NDeX (representing a 5.1% interest therein), from the selling stockholders under the terms of a common unit purchase agreement. We will not receive any proceeds from the sale of the shares by the selling stockholders.

Our common stock is listed on the New York Stock Exchange under the symbol “DM.” On March 15, 2010, the closing sales price of our common stock as reported on the New York Stock Exchange was $10.04 per share.

Investing in our common stock involves a number of risks. See “Risk Factors” on page 1 of this prospectus to read about factors you should carefully consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is          , 2010

ABOUT THIS PROSPECTUS

On December 31, 2009, we issued 248,000 unregistered shares of our common stock to the selling stockholders as partial consideration when we purchased 71,230 common units of our majority-owned subsidiary, American Processing Company, LLC d/b/a NDeX (representing a 5.1% interest therein), from the selling stockholders pursuant to a common unit purchase agreement. Under the NDeX operating agreement, each of the selling stockholders had the right, until February 7, 2010, to require NDeX to repurchase their respective membership interest in NDeX at a price equal to 6.25 times NDeX’s trailing twelve month earnings before interest, taxes, depreciation and amortization less the aggregate amount of any interest bearing indebtedness for NDeX outstanding as of the repurchase date. The present value of the total consideration paid to the selling stockholders under the common unit purchase agreement approximated the price NDeX would have paid had the selling stockholders elected to exercise their repurchase right under the NDeX operating agreement. Under the common unit purchase agreement, we also granted the selling stockholders certain registration rights with respect to the shares. This prospectus is part of a registration statement that we have filed with the SEC to satisfy those registration rights. The registration statement uses a “shelf” registration process under which the selling stockholders may sell the shares from time to time in one or more transactions.

You should rely only on the information contained or incorporated by reference in this prospectus or in any supplement to this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus and any supplement is accurate as of its date only. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless the context requires otherwise, the terms “company,” “we,” “us,” and “our” refer to Dolan Media Company and its consolidated subsidiaries.

THE COMPANY

We are a leading provider of necessary professional services and business information to the legal, financial and real estate sectors in the United States. We serve our customers through two complementary operating divisions: Professional Services and Business Information. Our Professional Services Division provides specialized outsourced services to the legal profession. Through our subsidiary, NDeX, we provide mortgage default processing services to eight law firms in seven states and also directly to mortgage lenders and loan servicers for residential real estate located in California. DiscoverReady, which we acquired on November 2, 2009, provides outsourced discovery management and document review services to major United States companies and their counsel. Counsel Press provides appellate services to law firms and attorneys nationwide. Our Business Information Division publishes business journals, court and commercial newspapers and other publications, operates web sites and e-mail notification systems and conducts a broad range of events for targeted professional audiences in each of the 21 geographic markets that it serves in the United States.

Our principal executive offices are located at 222 South Ninth Street, Suite 2300, Minneapolis, Minnesota 55402 and our telephone number is (612) 317-9420. Our web site address is www.dolanmedia.com. Information on our web site does not constitute a part of this prospectus.

For additional information concerning us, please refer to the documents incorporated by reference that are listed under the caption “Documents Incorporated by Reference.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks incorporated by reference herein that are described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, as well as any applicable prospectus supplement and the reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” section(s) occurs or the risks described in such “Risk Factors” section(s) actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected. In that event, the trading price of our common stock could decline and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and/or incorporates by reference forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Forward-looking statements are statements such as those contained in projections, plans, objectives, estimates and anticipated future economic performance, as well as assumptions relating to any of the foregoing. We have based these forward-looking statements on our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “goal,” “continue” and similar expressions or terminology. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include:

•	our business operates in highly competitive markets and depends upon the economies and the demographics of the legal, financial and real estate sectors in the markets we serve and changes in those sectors could have an adverse effect on our revenues, cash flows and profitability;

•	David A. Trott, the chairman and chief executive officer of NDeX, and certain other employees of NDeX, who are also shareholders and principal attorneys of our law firm customers, may under certain circumstances have interests that differ from or conflict with our interests;

•	NDeX’s business revenues are very concentrated, as NDeX currently provides mortgage default processing services to eight law firm customers, and if the number of case files referred to us by our mortgage default processing service law firm customers or loan servicers and mortgage lenders we serve directly in California decreases or fails to increase, our operating results and ability to execute our growth strategy could be adversely affected.

•	Bills introduced and laws enacted, along with court orders, to mitigate foreclosures in states where we do business (including recently enacted legislation in Michigan and Indiana), the Hope for Homeowners Act, the Emergency Economic Stabilization Act, the Streamlined Modification Program, the Homeowner Affordability and Stability Plan (including the Making Home Affordable Program), the Protecting Tenants at Foreclosure Act and voluntary foreclosure relief programs developed by lenders, loan servicers and the Hope Now Alliance, a consortium that includes loan servicers, may have an adverse effect on or restrict our mortgage default processing services and public notice operations;

•	We have owned and operated DiscoverReady LLC for a very short period of time and we are highly dependent on the skills and knowledge of the individuals serving as chief executive officer and president of DiscoverReady as none of our executive officers have managed or operated a discovery management and document review services company prior to this acquisition;

•	DiscoverReady’s business revenues are very concentrated among a few customers and if these customers choose to manage their discovery with their own staff or by engaging another provider and if we are unable to develop new customer relationships, our operating results and the ability to execute our growth strategy at DiscoverReady may be adversely affected;

•	the acquisition of DiscoverReady may expose us to particular business and financial risks that include, but are not limited to: (1) diverting management’s time, attention and resources from managing the business; (2) incurring significant additional capital expenditures and operating expenses to improve, coordinate or integrate managerial, operational, financial and administrative systems; (3) failing to integrate the operations, personnel and internal controls of DiscoverReady in our company or to manage DiscoverReady or our growth; and (4) facing operational difficulties in new markets or with new products and service offerings;

•	we are dependent on our senior management team, especially James P. Dolan, our founder, chairman, president and chief executive officer; Scott J. Pollei, our executive vice president and chief operating officer; Mark W.C. Stodder, our executive vice president — business information; David A. Trott, chairman and chief executive officer, NDeX; and Vicki J. Duncomb, our vice president and chief financial officer;

•	we intend to continue to pursue acquisition opportunities, which we may not do successfully and which may subject us to considerable business and financial risk, and we may be required to incur additional indebtedness or raise additional capital to fund these acquisitions and this additional financing may not be available to us on satisfactory terms or at all;

•	growing our business may place a strain on our management and internal systems, process and controls; and

•	we incurred additional indebtedness to close the acquisitions of National Default Exchange Management, Inc. and its affiliates, which we refer to as “Barrett-NDeX”, and DiscoverReady and this additional debt consumed a significant portion of our ability to borrow and may limit our ability to pursue other acquisitions or growth strategies.

See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, as well as in our other reports filed from time to time with the SEC that are incorporated in this prospectus by reference and in any applicable prospectus supplement, for a description of these and other risks, uncertainties and factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

USE OF PROCEEDS

The selling stockholders are offering all of the shares of common stock covered by this prospectus. We will not receive any proceeds from the sales of these shares.

THE SELLING STOCKHOLDERS

The following table provides information regarding the selling stockholders and the number of shares each selling stockholder is offering. We have prepared this table based on information furnished to us by, or on behalf of, the selling stockholders. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise indicated in the footnotes to the table, the selling stockholders have sole voting and investment power with respect to all shares beneficially owned. In computing the percentage ownership of each selling stockholder, we have included shares of common stock subject to options that selling stockholder holds, to the extent such options are currently exercisable or may be exercisable within 60 days after March 15, 2010. The percentage ownership data is based on 30,323,663 shares of our common stock outstanding as of March 15, 2010.

This prospectus covers the resale of the shares issued to the selling stockholders in connection with our purchase of common units of our majority-owned subsidiary, American Processing Company, LLC d/b/a NDeX, from the selling stockholders on December 31, 2009. The shares are included in this prospectus pursuant to registration rights we granted to the selling stockholders in the common unit purchase agreement that we entered into in connection with the purchase. The shares may be sold from time to time by the selling stockholders, by those persons or entities to whom they transfer, donate, pledge or distribute their shares or by other successors in interest. The information regarding shares beneficially owned after this offering assumes each selling stockholder sells all of the shares being registered by us and does not acquire any additional shares of our common stock. The selling stockholders may sell less than all, including none, of the shares listed in the table. In addition, the shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of shares the selling stockholders will sell under this prospectus or when any such sales will occur.

Until January 4, 2010, each of the selling stockholders owned a membership interest in NDeX. We employ David A. Trott, one of our executive officers, as NDeX’s chairman and chief executive officer. We also employ Ellen Coon and Marcy J. Ford as executive vice presidents in NDeX’s Michigan operations. All of the selling stockholders are shareholders of the law firm, Trott & Trott, P.C., one of eight law firm customers with whom NDeX has entered an exclusive long-term services agreement to provide mortgage default processing services. In 2009, Trott & Trott was NDeX’s second largest law firm customer, accounting for 28.7% of our mortgage default processing services revenues. See also “Related Party Transactions and Policies — David A. Trott” in our 2010 proxy statement, which we intend to file with the SEC on or around April 5, 2010, for a description of certain other relationships between Mr. Trott, Trott & Trott and Mr. Trott’s other affiliated entities and us. The address of each of the selling stockholders is c/o Trott & Trott, P.C., 31440 Northwestern Highway, Farmington Hills, MI 48334-5422.

				Shares Beneficially
				Owned Upon
	Number of Shares			Completion of the
	Beneficially Owned		Number of Shares	Offering
Name of Selling Stockholder	before the Offering		Being Offered	Number	Percent

David A. Trott	276,579	(1)	168,644	107,935	*
Ellen Coon, Trustee of the Ellen Coon Living Trust u/a/d 9/9/98	50,415	(2)	37,198	13,217	*
Marcy J. Ford, Trustee of the Marcy Ford Revocable Trust u/a/d 7/12/04	50,415	(3)	37,198	13,217	*
William D. Meagher, Trustee of the William D. Meagher Trust u/a/d 8/24/07	4,960	(4)	2,480	—	—
Jeanne M. Kivi, Trustee of the Jeanne M. Kivi Trust u/a/d 8/24/07	4,960	(5)	2,480	—	—

*	Less than 1.0%

(1)	Includes (a) 50,000 shares owned by the David Trott Revocable Trust for which Mr. Trott is the trustee; (b) 9,221 shares of restricted stock that were granted to Mr. Trott in connection with his employment, of which none are vested; (c) options to acquire 48,684 shares of our common stock, which Mr. Trott may exercise in the 60-day period following March 15, 2010, and (d) 30 shares owned by Mr. Trott’s spouse. Mr. Trott disclaims beneficial ownership of the shares owned by his spouse. In addition, the shares reported exclude an aggregate of 7,200 shares held by three separate trusts for the benefit of Mr. Trott’s children on March 15, 2010. Mr. Trott is not a trustee of these trusts and has no investment or voting power with respect to the shares the trusts own.

(2)	Includes (a) options to acquire 1,364 shares of our common stock, which Ms. Coon may exercise in the 60-day period following March 15, 2010, and (b) 1,853 shares of restricted stock that were granted to Ms. Coon in connection with her employment, of which 447 shares are vested.

(3)	Includes (a) options to acquire 1,364 shares of our common stock, which Ms. Ford may exercise in the 60-day period following March 15, 2010, and (b) 1,853 shares of restricted stock that were granted to Ms. Ford in connection with her employment, of which 447 shares are vested, and (c) 7,500 shares owned by the Marcy J. Ford Annuity Trust u/a/d 7/12/04 for which Ms. Ford is the trustee.

(4)	Includes 2,480 shares owned by Jeanne M. Kivi, Trustee of the Jeanne M. Kivi Trust u/a/d 8/24/07 (the “Kivi trust”). Ms. Kivi is Mr. Meagher’s spouse. Mr. Meagher disclaims beneficial ownership of the shares owned by the Kivi trust.

(5)	Includes 2,480 shares owned by William D. Meagher, Trustee of the William D. Meagher Trust u/a/d 8/24/07 (the “Meagher trust”). Mr. Meagher is Ms. Kivi’s spouse. Ms. Kivi disclaims beneficial ownership of the shares owned by the Meagher trust.

This prospectus also covers any additional shares of common stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of our outstanding shares of common stock.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered, sold or distributed from time to time by the selling stockholders named in this prospectus or by their donees, pledgees, transferees or other successors in interest. The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. Each selling stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents. We are not aware that any selling stockholder has entered into any arrangements with any underwriters or broker-dealers regarding the sale of his or her shares of common stock.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

•	in ordinary brokers’ transactions and transactions in which the broker solicits purchasers;

•	in transactions involving cross or block trades or otherwise on any national securities exchange, such as the New York Stock Exchange, on which our common stock may be listed or quoted;

•	in an over-the-counter distribution;

•	in transactions in which brokers, dealers or underwriters purchase the shares as principals and resell the shares for their own accounts pursuant to this prospectus;

•	in transactions “at the market” to or through market makers in our common stock;

•	in other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

•	through transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

•	in privately negotiated transactions;

•	in transactions to cover short sales;

•	in a combination of any of the foregoing transactions; or

•	any other method permitted pursuant to applicable law.

In addition, the selling stockholders also may sell their shares in private transactions or in accordance with Rule 144 under the Securities Act rather than under this prospectus.

Subject to compliance with our policies applicable to directors, officers and/or employees, one or more of the selling stockholders may pledge or grant a security interest in some or all of the shares owned by him or her. If a selling stockholder defaults in the performance of the secured obligations, the pledgees or secured parties may offer and sell the shares from time to time. A selling stockholder also may transfer and donate shares in other circumstances. If a selling stockholder donates or otherwise transfers its shares, the number of shares beneficially owned by him or her will decrease as and when it takes these actions. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors in interest will be selling stockholders for purposes of this prospectus or, if required, a supplement filed pursuant to Rule 424(b)(3) of the Securities Act to identify the recipient as a selling stockholder and disclose any other relevant information.

Subject to compliance with our policies applicable to directors, officers and/or employees, the selling stockholders also may engage in hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. In addition, subject to compliance with our policies applicable to directors, officers and/or employees, the selling stockholders may sell shares short after the effective date of the registration statement of which this prospectus is a part and redeliver shares to close out such short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers that require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus.

The selling stockholders may use brokers, dealers, underwriters or agents to sell their shares. The selling stockholders and any other person participating in a distribution of the shares covered by this prospectus may be deemed underwriters within the meaning of the Securities Act. The persons acting as brokers, dealers, underwriters or agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as principal, or both. In addition, the broker-dealers’ or their affiliates’ commissions, discounts or concessions, and any profits on the sale of shares by selling stockholders who are deemed to be underwriters, may be deemed underwriters’ compensation under the Securities Act. Neither we, nor any selling stockholder, can presently estimate the amount of that compensation. We will make copies of this prospectus and any supplements or amendments hereto available to each selling stockholder or any of its agents or broker-dealers for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

To the extent required, upon being notified by a selling stockholder that any arrangement has been entered into with any agent, underwriter or broker-dealer for the sale of the shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by any agent, underwriter or broker-dealer, the name(s) of the selling stockholder and of the participating agent, underwriter or broker-dealer, the number of shares to be sold, the respective purchase prices and public offering prices, any applicable commissions or discounts, and other facts material to the transaction will be set forth in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate.

The selling stockholders and any other person participating in a distribution of the shares covered by this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under the

Exchange Act, including Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other such person. Furthermore, under Regulation M, any person engaged in the distribution of the shares may not simultaneously engage in market-making activities with respect to the particular shares being distributed for certain periods prior to the commencement of or during that distribution. The foregoing may affect the marketability of the shares and the availability of any person or entity to engage in market-making activities with respect to the shares.

Under the securities laws of some states, to the extent applicable, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We cannot assure you that any selling stockholder will sell any or all of his or her shares of common stock pursuant to this prospectus. Once sold pursuant to this prospectus, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

We will bear the expenses relating to the registration of this offering. The selling stockholders will bear any underwriting discounts or commissions, brokerage fees or stock transfer taxes. The selling stockholders have agreed to indemnify us, our directors and our officers who sign the registration statement of which this prospectus is a part against certain liabilities arising in connection with this offering, including liabilities that could arise under the Securities Act. The selling stockholders may agree to indemnify any agent, underwriter or broker-dealer that participates in transactions involving the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities that are covered by this prospectus will be passed upon for us by Katten Muchin Rosenman LLP, Chicago, Illinois.

EXPERTS

McGladrey & Pullen, LLP, an independent registered public accounting firm, has audited (1) the consolidated financial statements of Dolan Media Company and its subsidiaries as of December, 31, 2008 and 2009 and for the years ended December 31, 2007, 2008, and 2009; (2) the internal control over financial reporting of Dolan Media Company and its subsidiaries as of December 31, 2009; and (3) the consolidated financial statements of National Default Exchange Holdings, LP (and Predecessor) as of December 31, 2006 and 2007 and for the years ended December 31, 2005, 2006 and 2007, all incorporated by reference in this prospectus. These financial statements are incorporated by reference in reliance upon McGladrey & Pullen LLP’s reports dated March 8, 2010, and September 2, 2008, and upon the authority of such firm as experts in accounting and auditing. The financial statements of The Detroit Legal News Publishing, LLC as of December 31, 2008 and 2009, and for the years ended December 31, 2007, 2008 and 2009, have been audited by Baker Tilly Virchow Krause, LLP (f/k/a Virchow, Krause & Company, LLP), an independent registered public accounting firm, and are so incorporated by reference in reliance upon its report dated January 29, 2010, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference room in Washington, D.C., at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at no cost from the SEC’s web site at http://www.sec.gov. Our shares of common stock are listed on the New York Stock Exchange and you can inspect our reports, proxy statements and other information at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act for the securities being offered by us. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained or incorporated by reference in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. Anyone may obtain the registration statement and its exhibits and schedules from the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. Information in this prospectus updates, and in some cases supersedes, information incorporated by reference from documents we have filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and, in some cases, supersede the information contained or incorporated by reference in this prospectus.

The following documents that we have previously filed with the SEC are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	our Current Reports on Form 8-K filed with the SEC on September 16, 2008 (which includes the audited consolidated financial statements for National Default Exchange Holdings, LP (and Predecessor) as of December 31, 2007 and 2006, and for the years ended December 31, 2007, 2006 and 2005), January 5, 2010, January 19, 2010 and February 18, 2010;

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 17, 2007 and any amendments thereto filed to update the description; and

•	the description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on February 3, 2009, and any amendments thereto filed to update that description.

In addition, all documents filed by us under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act (1) after the date of the filing of this prospectus and prior to the SEC declaring the registration statement effective; and (2) after the date of this prospectus and prior to the sale of all of the securities covered by this prospectus are incorporated by reference into, and deemed a part of, this prospectus from the date of filing of those documents.

Copies of these filings are available free of charge on our web site, www.dolanmedia.com. In addition, if you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. These documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are specifically incorporated by reference into a document. You should direct any requests for documents to Dolan Media Company, Attention: Corporate Secretary, 222 South Ninth Street, Suite 2300, Minneapolis, Minnesota 55402, telephone: (612) 317-9420.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses, all of which are to be paid by us, in connection with the registration, issuance and distribution of the securities being registered by this registration statement. Other than the SEC registration fee, which was calculated in accordance with Rule 457(o), and the New York Stock Exchange listing fee, all amounts shown are estimates.

SEC registration fee	$178
New York Stock Exchange listing fee	5,000
Legal fees and expenses	7,000
Accounting fees and expenses	7,000
Miscellaneous expenses	2,222

Total	$21,400

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s amended and restated certificate of incorporation provides for indemnification by the registrant of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The registrant has entered into indemnification agreements with each of its directors and officers. These agreements require the registrant, among other things, to indemnify such directors or officers against certain liabilities that may arise by reason of their status or service as directors or officers, to advance expenses to them as they are incurred (provided that they undertake to repay the amount advanced if it is ultimately determined that such director or officer is not entitled to indemnification), and to obtain directors’ and officers’ liability insurance whether or not the registrant would have the power to indemnify such director or officer under the applicable provisions of the registrant’s amended and restated certificate of incorporation or bylaws.

In addition, the registrant’s amended and restated certificate of incorporation provides that the personal liability of directors of the registrant is eliminated to the fullest extent permitted by the Delaware General Corporation Law. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (4) for any transaction from which the director derives an improper personal benefit.

The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 16.	EXHIBITS

Exhibit
Number	Description

4.1	Specimen stock certificate representing the Registrant’s common stock (incorporated by reference to Exhibit 4 of our amendment to registration statement on Form S-1/A filed with the SEC on July 16, 2007 (Registration No. 333-142372)).
4.2	Rights Agreement, dated as of January 29, 2009, by and between Dolan Media Company and Mellon Investor Services LLC, as Rights Agents (incorporated by reference to Exhibit 4.1 of our current report on Form 8-K filed with the SEC on February 3, 2009).
4.3	Certificate of Designation of Series A Junior Participating Preferred Stock of Dolan Media Company (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K filed with the SEC on February 3, 2009).
5	Opinion of Katten Muchin Rosenman LLP as to the legality of the securities being registered (including consent).
10.1	Common Unit Purchase Agreement by and between David A. Trott, Ellen Coon, Trustee of the Ellen Coon Living Trust u/a/d 9/9/98, Marcy J. Ford, Trustee of the Marcy Ford Revocable Trust u/a/d 7/12/04, William D. Meagher, Trustee of the William D. Meagher Trust u/a/d 8/24/07, and Jeanne M. Kivi, Trustee of the Jeanne M. Kivi Trust u/a/d 8/24/07, Dolan APC, LLC, Dolan Media Company and Trott & Trott P.C. dated December 31, 2009 (incorporated by reference to Exhibit 10.1 of the Company current report on Form 8-K filed with the SEC on January 5, 2010).
23.1	Consent of McGladrey & Pullen, LLP (Minneapolis, Minnesota).
23.2	Consent of McGladrey & Pullen, LLP (Dallas, Texas)
23.3	Consent of Baker Tilly Virchow Krause, LLP.
23.4	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5).
24	Power of Attorney (included on the signature page hereto).

ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota on the 18th day of March, 2010.

DOLAN MEDIA COMPANY

/s/  JAMES P. DOLAN
James P. Dolan
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of James P. Dolan and Vicki J. Duncomb his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement on Form S-3 (including any registration statement filed pursuant to Rule 462(b), (c) or (d) under the Securities Act of 1933, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and to all intents and purposes as each might or could do in person and hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES P. DOLAN James P. Dolan	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	March 18, 2010

/s/ VICKI J. DUNCOMB Vicki J. Duncomb	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 18, 2010

/s/ JOHN C. BERGSTROM John C. Bergstrom	Director	March 18, 2010

/s/ ANTON J. CHRISTIANSON Anton J. Christianson	Director	March 18, 2010

/s/ ARTHUR F. KINGSBURY Arthur F. Kingsbury	Director	March 18, 2010

/s/ JACQUES MASSICOTTE Jacques Massicotte	Director	March 18, 2010

/s/ LAUREN RICH FINE Lauren Rich Fine	Director	March 18, 2010

/s/ GEORGE ROSSI George Rossi	Director	March 18, 2010

/s/ GARY H. STERN Gary H. Stern	Director	March 18, 2010

EXHIBIT INDEX

Exhibit
Number	Description

5	Opinion of Katten Muchin Rosenman LLP as to the legality of the securities being registered.
23.1	Consent of McGladrey & Pullen, LLP (Minneapolis, Minnesota).
23.2	Consent of McGladrey & Pullen, LLP (Dallas, Texas).
23.3	Consent of Baker Tilly Virchow Krause, LLP.
23.4	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5).
24	Power of Attorney (included on the signature page hereto).